NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC.
REPORTS THIRD-QUARTER 2022 RESULTS
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AUSTIN, TX, November 14, 2022 - Stratus Properties Inc. (NASDAQ: STRS), a diversified real estate company with holdings, interests and operations in the Austin, Texas area and other select markets in Texas, today reported third-quarter 2022 results.
Highlights and Recent Developments:
•On September 1, 2022, Stratus’ Board of Directors (Board) declared a special cash dividend of $4.67 per share (totaling $40.0 million) on Stratus’ common stock, which was paid on September 29, 2022, to shareholders of record as of September 19, 2022.
•Stratus’ Board also approved a new share repurchase program, which authorizes repurchases of up to $10.0 million of Stratus’ common stock. The repurchase program authorizes Stratus, in management’s discretion, to repurchase shares from time to time, subject to market conditions and other factors. Through November 4, 2022, Stratus has acquired 105,415 shares of its common stock for a total cost of $2.6 million at an average price of $25.02 per share.
•As a result of its strategic planning process, in addition to returning cash to shareholders, and after streamlining Stratus’ business through the sale of Block 21 in May 2022, the Board decided to continue Stratus’ successful development program, with Stratus’ proven team focusing on pure residential and residential-centric mixed-use projects in Austin and other select markets in Texas.
•Stratus’ total stockholders’ equity increased to $219.8 million at September 30, 2022, from $158.1 million at December 31, 2021, and $98.9 million at December 31, 2020, primarily as a result of gains realized on Stratus’ sales of Block 21, The Santal and The Saint Mary.
•Net loss attributable to common stockholders totaled $2.4 million, $0.29 per diluted share, in third-quarter 2022, compared to a net loss attributable to common stockholders of $3.8 million, $0.46 per diluted share, in third-quarter 2021. Net income attributable to common stockholders totaled $96.5 million, or $11.50 per diluted share, in the nine months ended September 30, 2022, compared to a net loss attributable to common stockholders of $5.0 million, or $0.61 per share, in the nine months ended September 30, 2021.
•Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) totaled $(1.2) million in third-quarter 2022, compared to $(0.2) million in third-quarter 2021. For a reconciliation of net (loss) income from continuing operations to EBITDA, see the supplemental schedule, “Reconciliation of Non-GAAP Measure EBITDA,” on page VI.
•In October 2022, Stratus closed on the sale of a multi-family tract of land at Kingwood Place for $5.5 million.
•During third-quarter 2022, Stratus sold 28 acres of undeveloped residential land at Magnolia Place for $3.2 million, and also sold a completed pad site at the project for $1.1 million. Stratus also sold the last remaining pad site at West Killeen Market for $1.0 million and a 0.3 acre tract of undeveloped land in Austin for $1.6 million.

•Stratus continues construction on The Saint June, a 182-unit luxury garden-style multi-family project within the Amarra development in Barton Creek; and on the last 12 Amarra Villas homes. Stratus substantially completed construction on the first phase of development of Magnolia Place, an H-E-B grocery shadow-anchored, mixed-use project in Magnolia, Texas, and in third-quarter 2022 two retail buildings were turned over to retail tenants to begin their finish-out process. H-E-B opened its grocery store on an adjoining site on November 2, 2022.
•In third-quarter 2022, Stratus began construction on The Saint George, a 316-unit luxury wrap-style, multi-family project in north-central Austin. Stratus also entered into a $56.8 million construction loan to provide financing for the construction of the project.
•Stratus’ three stabilized mixed-use projects anchored or shadow-anchored by H-E-B grocery stores, Kingwood Place, Jones Crossing, and West Killeen Market, and its fourth stabilized mixed-use project Lantana Place, continue to perform well. Stratus recently explored a potential sale or refinancing of Kingwood Place, Jones Crossing and West Killeen Market. Subsequently, Stratus has decided to retain these cash-flowing properties given current market conditions.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, stated, “This quarter Stratus delivered on its promise to return $50 million to shareholders, paying a special cash dividend totaling $40 million and authorizing a new $10 million share repurchase program. In the third quarter, Stratus continued its successful development strategy, seeing good progress on the construction of The Saint June, Amarra Villas and The Saint George, and substantially completing construction on the first phase of development at Magnolia Place. We also successfully completed the sale of substantially all of our non-core assets.

“Given current market conditions, we remain focused on completing our projects under construction, controlling costs as much as possible and continuing to advance other projects in our pipeline. I am extremely proud of our team’s dedication and performance this quarter. Thanks to their efforts, Stratus remains well-positioned to continue capitalizing on value-creating opportunities for our shareholders. I also want to express our thanks to Jim Leslie for his 26 years of service as a director at Stratus.”

Summary Financial Results

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(In Thousands, Except Per Share Amounts) (Unaudited)
Revenues
Real Estate Operations	$6,887	$892	$14,837	$8,225
Leasing Operations	3,090	5,376	9,370	15,057
Eliminations and other	—	—	(6)	(9)
Total Consolidated Revenue	$9,977	$6,268	$24,201	$23,273

Operating (loss) income
Real Estate Operations	$(89)	$(1,904)	$1,014	$(575)
Leasing Operations [a]	853	1,689	8,374	26,981
Corporate, eliminations and other [b]	(3,594)	(5,213)	(10,202)	(15,731)
Total consolidated operating (loss) income	$(2,830)	$(5,428)	$(814)	$10,675

Net (loss) income from continuing operations	$(2,574)	$(2,656)	$(230)	$11,212
Net (loss) income from discontinued operations [c]	$—	$(1,541)	$96,300	$(9,947)
Net (loss) income	$(2,574)	$(4,197)	$96,070	$1,265
Net loss (income) attributable to noncontrolling interests in subsidiaries [d]	$214	$433	$463	$(6,248)
Net (loss) income attributable to common stockholders	$(2,360)	$(3,764)	$96,533	$(4,983)

Basic net (loss) income per share:
Continuing operations	$(0.29)	$(0.27)	$0.03	$0.60
Discontinued operations	—	(0.19)	11.65	(1.21)
	$(0.29)	$(0.46)	$11.68	$(0.61)
Diluted net (loss) income per share:
Continuing operations	$(0.29)	$(0.27)	$0.03	$0.60
Discontinued operations	—	(0.19)	11.47	(1.21)
	$(0.29)	$(0.46)	$11.50	$(0.61)

EBITDA	$(1,247)	$(208)	$2,608	$18,816

Capital expenditures and purchases and development of real estate properties	$17,517	$30,292	$57,183	$37,549

Weighted-average shares of common stock outstanding:
Basic	8,275	8,239	8,266	8,232
Diluted	8,275	8,239	8,397	8,232
a.The first nine months of 2022 includes a $4.8 million pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017. The first nine months of 2021 includes a $22.9 million pre-tax gain on the January 2021 sale of The Saint Mary.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts. The decreases in 2022 from the comparable prior year periods are primarily the result of $3.8 million incurred for the first nine months of 2021 for consulting, legal and public relation costs for Stratus’ successful proxy contest and the real estate investment trust (REIT) exploration process in addition to $2.8 million incurred in third-quarter 2021 and $3.5 million incurred during the first nine months of 2021 for employee incentive compensation costs associated with Stratus’ Profit Participation Incentive Plan (PPIP) resulting primarily from an increased valuation for The Santal.
c.The first nine months of 2022 includes a $119.7 million pre-tax gain on the May 2022 sale of Block 21.
d.Represents noncontrolling interest partners' share in the results of the consolidated projects in which they participate. The first nine months of 2021 includes a $6.7 million gain from the sale of The Saint Mary attributable to noncontrolling interest owners.

Continuing Operations
The increase in revenue and lower operating loss from the Real Estate Operations segment in third-quarter 2022, compared to third-quarter 2021, reflects the third-quarter 2022 undeveloped property sales consisting of (i) 28 acres of residential land for $3.2 million at Magnolia Place, (ii) a 0.3 acre tract of land in Austin for $1.6 million, (iii) a pad site at Magnolia Place for $1.1 million, and (iv) a pad site at West Killeen Market for $1.0 million. There were no developed property sales in third-quarter 2022 or 2021.

The decrease in revenue and operating income from the Leasing Operations segment in third-quarter 2022, compared to third-quarter 2021, primarily reflects the sale of The Santal in December 2021, partly offset by increased revenue at Lantana Place and Kingwood Place. The Santal had rental revenue of $2.3 million in third-quarter 2021.

Debt and Liquidity
At September 30, 2022, consolidated debt totaled $124.2 million and consolidated cash and cash equivalents totaled $63.5 million, compared with consolidated debt of $106.6 million and consolidated cash and cash equivalents of $24.2 million at December 31, 2021. Consolidated debt at December 31, 2021, excluded the Block 21 loan of approximately $137 million, which was presented in liabilities held for sale - discontinued operations.

Using proceeds from the sale of Block 21, Stratus repaid the outstanding amount under its $60.0 million Comerica Bank credit facility in June 2022. As of September 30, 2022, Stratus had $49.0 million available under the credit facility. Letters of credit, totaling $11.0 million, have been issued under the credit facility, and secure Stratus’ obligation to build certain roads and utilities facilities benefiting Holden Hills and Section N. In November 2022, Comerica Bank extended the maturity date of Stratus’ credit facility from December 26, 2022, to March 27, 2023. Stratus is in discussions with the lender to remove Holden Hills from the collateral pool for the facility, finance the Holden Hills project under a separate loan agreement and enter into a revised revolving credit facility with a lower borrowing limit secured by the remaining collateral under the facility. Stratus plans to make a federal income tax payment of approximately $10 million in December 2022 to satisfy estimated taxes due associated with current year taxable income, including the gain on the sale of Block 21.

Purchases and development of real estate properties (included in operating cash flows) and capital expenditures (included in investing cash flows) totaled $57.2 million for the first nine months of 2022, primarily related to the development of Barton Creek properties, including The Saint June and Amarra Villas, The Saint George and Magnolia Place, compared with $37.5 million for the first nine months of 2021, primarily related to the purchase of the land for The Annie B and development of Barton Creek properties, including The Saint June and Amarra Villas, and Magnolia Place.
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Conference Call Information
Stratus will conduct an investor conference call to discuss its unaudited third-quarter 2022 financial and operating results today, November 14, 2022, at 11:00 a.m. Eastern Time. The public is invited to listen to the conference call by dialing (877) 418-4843 for domestic access and +1 (412) 902-6766 for international access. A replay of the conference call will be available until November 28, 2022, by dialing (877) 344-7529 for domestic access and by dialing +1 (412) 317-0088 for international access. Please use replay ID: 1633288. The replay will also be available on Stratus’ website at stratusproperties.com until November 28, 2022.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND REGULATION G DISCLOSURE
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the impacts of the COVID-19 pandemic, the impact of inflation and interest rate changes, supply chain constraints and tightening bank credit, Stratus’ ability to meet its future debt service and other cash obligations, future cash flows and liquidity, Stratus’ expectations about the Austin and Texas real estate markets, the planning, financing, development, construction, completion and stabilization of Stratus’ development projects, plans to sell, recapitalize, or refinance properties, future operational and financial performance, municipal utility district reimbursements for infrastructure costs, regulatory matters, leasing activities, tax rates, future capital expenditures and financing plans, possible joint ventures, partnerships, or other strategic relationships, other plans and objectives of management for future operations and development projects, and future cash returns to shareholders, including the timing and amount of repurchases under Stratus’ share repurchase program. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” "target," “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements.

Under Stratus’ Comerica Bank debt agreements, Stratus is not permitted to repurchase its common stock in excess of $1.0 million or pay dividends on its common stock without Comerica Bank’s prior written consent, which was obtained in connection with the special cash dividend and share repurchase program. Any future declaration of dividends or decision to repurchase Stratus’ common stock is at the discretion of Stratus’ Board, subject to restrictions under Stratus’ Comerica Bank debt agreements, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board. Stratus’ future debt agreements, future refinancings of or amendments to existing debt agreements or other future agreements may restrict Stratus’ ability to declare dividends or repurchase shares.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the ongoing COVID-19 pandemic and any future major public health crisis, increases in inflation and interest rates, supply chain constraints, declines in the market value of Stratus’ assets, increases in operating and construction costs, including real estate taxes and the cost of building materials and labor, defaults by contractors and subcontractors, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, Stratus’ ability to collect anticipated rental payments and close projected asset sales, the availability and terms of financing for development projects and other corporate purposes, Stratus’ ability to enter into and maintain joint ventures, partnerships, or other strategic relationships, including risks associated with such joint ventures, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms its Board considers acceptable, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, Stratus’ ability to obtain various entitlements and permits, a decrease in the demand for real estate in select markets in Texas where Stratus operates, changes in economic, market, tax and business conditions, including as a result of the war in Ukraine, reductions in discretionary spending by consumers and businesses, competition from other real estate developers, the termination of sales contracts or letters of intent because of, among other factors, the failure of one or more closing conditions or market changes, the failure to attract customers or tenants for its developments or such customers’ or tenants’ failure to satisfy their purchase commitments or leasing obligations, changes in consumer preferences, potential additional impairment charges, industry risks, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups or local governments with respect to development projects, weather- and climate-related risks, loss of key personnel, environmental and litigation risks, cybersecurity incidents and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, each filed with the Securities Exchange Commission (SEC).

This press release also includes EBITDA, which is not recognized under U.S. generally accepted accounting principles (GAAP). Stratus believes this measure can be helpful to investors in evaluating its business. EBITDA is a financial measure frequently used by securities analysts, lenders and others to evaluate Stratus’ recurring operating performance. EBITDA is intended to be a performance measure that should not be regarded as more meaningful than a GAAP measure. Other companies may calculate EBITDA differently. As required by SEC Regulation G, a reconciliation of Stratus’ net income (loss) from continuing operations to EBITDA is included in the supplemental schedule of this press release.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.
A copy of this release is available on Stratus’ website, stratusproperties.com.
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STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Real estate operations	$6,887	$892	$14,831	$8,216
Leasing operations	3,090	5,376	9,370	15,057
Total revenues	9,977	6,268	24,201	23,273
Cost of sales:
Real estate operations	6,228	2,110	13,026	8,002
Leasing operations	1,350	2,237	3,204	6,481
Depreciation	907	1,472	2,664	4,624
Total cost of sales	8,485	5,819	18,894	19,107
General and administrative expenses [a]	3,602	5,252	10,213	15,797
Impairment of real estate [b]	720	625	720	625
Gain on sale of assets [c]	—	—	(4,812)	(22,931)
Total	12,807	11,696	25,015	12,598
Operating (loss) income	(2,830)	(5,428)	(814)	10,675
Interest expense, net	—	(855)	(15)	(2,690)
Net gain on extinguishment of debt	—	3,680	—	3,454
Other income, net	680	70	766	74
(Loss) income before income taxes and equity in unconsolidated affiliate’s loss	(2,150)	(2,533)	(63)	11,513
Provision for income taxes	(420)	(121)	(159)	(290)
Equity in unconsolidated affiliate’s loss	(4)	(2)	(8)	(11)
Net (loss) income from continuing operations	(2,574)	(2,656)	(230)	11,212
Net (loss) income from discontinued operations [d]	—	(1,541)	96,300	(9,947)
Net (loss) income and total comprehensive (loss) income	(2,574)	(4,197)	96,070	1,265
Total comprehensive loss (income) attributable to noncontrolling interests [e]	214	433	463	(6,248)
Net (loss) income and total comprehensive (loss) income attributable to common stockholders	$(2,360)	$(3,764)	$96,533	$(4,983)

Basic net (loss) income per share attributable to common stockholders:
Continuing operations	$(0.29)	$(0.27)	$0.03	$0.60
Discontinued operations	—	(0.19)	11.65	(1.21)
	$(0.29)	$(0.46)	$11.68	$(0.61)

Diluted net (loss) income per share attributable to common stockholders:
Continuing operations	$(0.29)	$(0.27)	$0.03	$0.60
Discontinued operations	—	(0.19)	11.47	(1.21)
	$(0.29)	$(0.46)	$11.50	$(0.61)

Weighted-average shares of common stock outstanding:
Basic	8,275	8,239	8,266	8,232
Diluted	8,275	8,239	8,397	8,232

Dividends declared per share of common stock	$4.67	$—	$4.67	$—
a.The decreases in 2022 from the comparable prior year periods are primarily the result of $3.8 million incurred for the first nine months of 2021 for consulting, legal and public relation costs for Stratus’ successful proxy contest and the REIT exploration process in addition to $2.8 million incurred in third-quarter 2021 and $3.5 million incurred during the first nine months of 2021 for employee incentive compensation costs associated with the PPIP resulting primarily from an increased valuation for The Santal.
I

b.For the three and nine months ended September 30, 2022, reflects a $650 thousand impairment charge for one of the Amarra Villas homes that is under contract to sell for $2.4 million and an additional $70 thousand impairment charge for the multi-family tract of land at Kingwood Place. For the three and nine months ended September 30, 2021, reflects a $625 thousand impairment charge for the multi-family tract of land at Kingwood Place that sold for $5.5 million in October 2022.
c.For the first nine months of 2022, a pre-tax gain was recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017. For the first nine months of 2021, a pre-tax gain was recognized on the January 2021 sale of The Saint Mary.
d.The first nine months of 2022 includes a $119.7 million pre-tax gain on the May 2022 sale of Block 21.
e.Represents noncontrolling interest partners' share in the results of the consolidated projects in which they participate. The first nine months of 2021 includes a $6.7 million gain from the sale of The Saint Mary attributable to noncontrolling interest owners.
STRATUS PROPERTIES INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In Thousands)

	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents [a]	$63,537	$24,229
Restricted cash	13,776	18,294
Real estate held for sale	1,773	1,773
Real estate under development	224,813	181,224
Land available for development	40,331	40,659
Real estate held for investment, net	93,446	90,284
Lease right-of-use assets	10,910	10,487
Deferred tax assets	47	6,009
Other assets	14,204	17,214
Assets held for sale - discontinued operations	—	151,053
Total assets	$462,837	$541,226

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$13,187	$14,118
Accrued liabilities, including taxes	15,951	22,069
Debt	124,170	106,648
Lease liabilities	14,945	13,986
Deferred gain	3,748	4,801
Other liabilities [b]	6,019	17,894
Liabilities held for sale - discontinued operations	—	153,097
Total liabilities	178,020	332,613

Commitments and contingencies

Equity:
Stockholders' equity:
Common stock	94	94
Capital in excess of par value of common stock	195,123	188,759
Retained earnings (accumulated deficit)	47,559	(8,963)
Common stock held in treasury	(23,004)	(21,753)
Total stockholders' equity	219,772	158,137
Noncontrolling interests in subsidiaries	65,045	50,476
Total equity	284,817	208,613
Total liabilities and equity	$462,837	$541,226
a.The increase from prior year end primarily reflects the proceeds received from the May 2022 sale of Block 21.
b.The decrease from prior year end primarily reflects the reduction in liabilities associated with the PPIP as certain PPIP awards have been paid out in cash or restricted stock units to eligible participants.
II

STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In Thousands)

	Nine Months Ended
	September 30,
	2022	2021
Cash flow from operating activities:
Net income	$96,070	$1,265
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	2,664	8,758
Cost of real estate sold	7,510	4,028
Impairment of real estate	720	625
Gain on sale of discontinued operations	(119,695)	—
Gain on sale of assets	(4,812)	(22,931)
Net gain on extinguishment of debt	—	(3,454)
Debt issuance cost amortization and stock-based compensation	1,898	1,468
Equity in unconsolidated affiliate’s loss	8	11
Deferred income taxes	5,962	—
Purchases and development of real estate properties	(18,294)	(30,841)
Decrease (increase) in other assets	4,858	(997)
(Decrease) increase in accounts payable, accrued liabilities and other	(26,213)	5,699
Net cash used in operating activities	(49,324)	(36,369)

Cash flow from investing activities:
Proceeds from sale of discontinued operations	105,813	—
Proceeds from sale of assets	—	59,488
Capital expenditures	(38,889)	(6,708)
Payments on master lease obligations	(742)	(1,019)
Other, net	(8)	36
Net cash provided by investing activities	66,174	51,797

Cash flow from financing activities:
Borrowings from credit facility	30,000	37,700
Payments on credit facility	(30,000)	(26,778)
Borrowings from project loans	25,798	39,445
Payments on project and term loans	(9,761)	(53,330)
Payment of dividends	(38,675)	—
Stock-based awards net payments	(452)	(132)
Distributions to noncontrolling interests	—	(13,227)
Noncontrolling interests’ contributions	15,032	27,977
Purchases of treasury stock	(262)	—
Financing costs	(1,356)	(1,645)
Net cash (used in) provided by financing activities	(9,676)	10,010
Net increase in cash, cash equivalents and restricted cash	7,174	25,438
Cash, cash equivalents and restricted cash at beginning of year	70,139	34,183
Cash, cash equivalents and restricted cash at end of period	$77,313	$59,621

III

STRATUS PROPERTIES INC.
BUSINESS SEGMENTS

As a result of the sale of Block 21 in May 2022, Stratus currently has two operating segments: Real Estate Operations and Leasing Operations. Block 21, which encompassed Stratus’ hotel and entertainment segments, along with some leasing operations, is reflected as discontinued operations through its sale in May 2022.

The Real Estate Operations segment is comprised of Stratus’ real estate assets (developed for sale, under development and available for development), which consists of its properties in Austin, Texas (including Section N, Holden Hills, Amarra multi-family and commercial land, Amara Villas, The Saint June and other vacant land in the Barton Creek community; the Circle C community; the Lantana community, including a portion of Lantana Place planned for a multi-family phase now known as The Saint Julia; The Saint George; and the land for The Annie B); in Lakeway, Texas, located in the greater Austin area (Lakeway); in College Station, Texas (a portion of Jones Crossing and vacant pad sites); and in Magnolia, Texas (Magnolia Place), Kingwood, Texas (land for future multi-family development, for which a sale closed in October 2022, and a vacant pad site) and New Caney, Texas (New Caney), located in the greater Houston area.

The Leasing Operations segment is comprised of Stratus’ real estate assets, both residential and commercial, that are leased or available for lease and includes West Killeen Market, Lantana Place, Kingwood Place and the completed portion of Jones Crossing. The segment also included The Saint Mary until its sale in January 2021 and The Santal until its sale in December 2021.

Stratus uses operating income or loss to measure the performance of each segment. General and administrative expenses, which primarily consist of employee salaries, wages and other costs, are managed on a consolidated basis and are not allocated to Stratus’ operating segments. The following segment information reflects management determinations that may not be indicative of what the actual financial performance of each segment would be if it were an independent entity.
Summarized financial information by segment for the three months ended September 30, 2022, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$6,887	$3,090	$—	$9,977
Cost of sales, excluding depreciation	6,232	1,350	(4)	7,578
Depreciation	24	887	(4)	907
General and administrative expenses	—	—	3,602	3,602
Impairment of real estate [c]	720	—	—	720
Operating (loss) income	$(89)	$853	$(3,594)	$(2,830)
Capital expenditures and purchases and development of real estate properties	$6,203	$11,314	$—	$17,517
Total assets at September 30, 2022	274,397	111,938	76,502	462,837
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Includes a $650 thousand impairment charge for one of the Amarra Villas homes that is under contract to sell for $2.4 million and a $70 thousand impairment charge for the multi-family tract of land at Kingwood Place that sold for $5.5 million in October 2022.

IV

Summarized financial information by segment for the three months ended September 30, 2021, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$892	$5,376	$—	$6,268
Cost of sales, excluding depreciation	2,134	2,238	(25)	4,347
Depreciation	37	1,449	(14)	1,472
General and administrative expenses [c]	—	—	5,252	5,252
Impairment of real estate [d]	625	—	—	625
Operating (loss) income	$(1,904)	$1,689	$(5,213)	$(5,428)
Capital expenditures and purchases and development of real estate properties	$25,962	$4,120	$210	$30,292
Total assets at September 30, 2021 [e]	211,423	180,057	167,620	559,100
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Includes $2.8 million in employee incentive compensation costs associated with the PPIP resulting primarily from an increased valuation for The Santal.
d.Includes a $625 thousand impairment charge for the multi-family tract of land at Kingwood Place.
e.Leasing operations includes $67.3 million of assets held for sale related to the December 2021 sale of The Santal. Corporate, eliminations and other includes $147.8 million of assets held for sale associated with discontinued operations at Block 21.

Summarized financial information by segment for the nine months ended September 30, 2022, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$14,831	$9,370	$—	$24,201
Intersegment	6	—	(6)	—
Cost of sales, excluding depreciation	13,030	3,204	(4)	16,230
Depreciation	73	2,604	(13)	2,664
General and administrative expenses	—	—	10,213	10,213
Gain on sale of assets [c]	—	(4,812)	—	(4,812)
Impairment of real estate [d]	720	—	—	720
Operating income (loss)	$1,014	$8,374	$(10,202)	$(814)
Capital expenditures and purchases and development of real estate properties	$18,294	$38,676	$213	$57,183
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Represents a pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
d.Includes a $650 thousand impairment charge for one of the Amarra Villas homes that is under contract to sell for $2.4 million and a $70 thousand impairment charge for the multi-family tract of land at Kingwood Place that sold for $5.5 million in October 2022.

V

Summarized financial information by segment for the nine months ended September 30, 2021, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$8,216	$15,057	$—	$23,273
Intersegment	9	—	(9)	—
Cost of sales, excluding depreciation	8,026	6,482	(25)	14,483
Depreciation	149	4,525	(50)	4,624
General and administrative expenses [c]	—	—	15,797	15,797
Gain on sale of assets [d]	—	(22,931)	—	(22,931)
Impairment of real estate [e]	625	—	—	625
Operating (loss) income	$(575)	$26,981	$(15,731)	$10,675
Capital expenditures and purchases and development of real estate properties	$30,841	$6,233	$475	$37,549
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Includes $3.8 million incurred for consulting, legal and public relation costs for Stratus' successful proxy contest and the REIT exploration process as well as $3.5 million in employee incentive compensation costs associated with the PPIP resulting primarily from an increased valuation for The Santal.
d.Represents the pre-tax gain on the January 2021 sale of The Saint Mary.
e.Includes a $625 thousand impairment charge for the multi-family tract of land at Kingwood Place.

RECONCILIATION OF NON-GAAP MEASURE
EBITDA
EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP (generally accepted accounting principles in the U.S.) financial measure that is frequently used by securities analysts, investors, lenders and others to evaluate companies’ recurring operating performance, including, among other things, profitability before the effect of financing and similar decisions. Because securities analysts, investors, lenders and others use EBITDA, management believes that Stratus’ presentation of EBITDA affords them greater transparency in assessing its financial performance. This information differs from net income (loss) from continuing operations determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. EBITDA may not be comparable to similarly titled measures reported by other companies, as different companies may calculate such measures differently. Management strongly encourages investors to review Stratus’ consolidated financial statements and publicly filed reports in their entirety. A reconciliation of Stratus’ net (loss) income from continuing operations to EBITDA follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net (loss) income from continuing operations [a]	$(2,574)	$(2,656)	$(230)	$11,212
Depreciation	907	1,472	2,664	4,624
Interest expense, net	—	855	15	2,690
Provision for income taxes	420	121	159	290
EBITDA [b]	$(1,247)	$(208)	$2,608	$18,816
a.For both periods of 2022, includes a $650 thousand impairment charge for one of the Amarra Villas homes that is under contract to sell for $2.4 million and a $70 thousand impairment charge for the multi-family tract of land at Kingwood Place that sold for $5.5 million in October 2022. The first nine months of 2022 includes a $4.8 million pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017. For both periods of 2021, includes a $3.7 million gain related to forgiveness of Stratus’ Paycheck Protection Program loan and a $625 thousand impairment charge for the multi-family tract of land at Kingwood Place. The first nine months of 2021 includes a pre-tax gain on the January 2021 sale of The Saint Mary of $22.9 million ($16.2 million net of noncontrolling interests).
b.The impact of accounting for the Block 21 sale as discontinued operations reduced EBITDA by $1.8 million in third-quarter 2021, $125.2 million for the first nine months of 2022, and $0.2 million for the first nine months of 2021.
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